Exhibit 32.1



                           Section 1350 Certification


In connection with the quarterly report of Union Dental Holdings, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission (the "Report"), I, George D. Green of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






Date:  August 14,  2008        By: /s/ George D. Green
                                  ------------------------
                                 George D. Green
                                 Chief Executive Officer
                                 (Principal financial and accounting officer)






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A signed  original of this written  statement  required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.